Amended Schedule C-1 dated August 31, 2023

to the

Investment Advisory Agreement

Dated February 17, 2006

Between

Touchstone Funds Group Trust and Touchstone Advisors, Inc.

Listing of Funds and Fee Rates

Name of Fund	Annual Basic Fee Rate

Touchstone Active Bond Fund	0.38% on the first $200 million of assets; and
0.30% on assets over $200 million
Touchstone Ares Credit Opportunities Fund	0.60% on all assets
Touchstone Dividend Equity Fund	0.55% on the first $1 billion of assets; and
0.50% on assets over $1 billion
Touchstone High Yield Fund	0.60% on the first $50 million of assets;
0.50% on the next $250 million of assets; and
0.45% on assets over $300 million
Touchstone Impact Bond Fund	0.30% on the first $200 million of assets; and
0.225% on assets over $200 million
Touchstone Mid Cap Fund	0.80% on the first $1 billion of assets;
0.70% on the next $500 million of assets; and
0.60% on assets over $1.5 billion
Touchstone Mid Cap Value Fund	0.75% on all assets
Touchstone Sands Capital International Growth Equity	0.65% on the first $1 billion of assets; and
Fund	0.60% on the assets over $1 billion
Touchstone Sands Capital Select Growth Fund	0.70% on the first $1 billion of assets;
0.65% on the next $500 million of assets;
0.60% on the next $500 million of assets; and
0.55% on assets over $2 billion
Touchstone Small Cap Fund	0.85% on the first $250 million of assets;
0.80% on the next $250 million of assets; and
0.70% on assets over $500 million
Touchstone Small Cap Value Fund	0.85% on all assets
Touchstone Ultra Short Duration Fixed Income Fund	0.25% on all assets

[Signature page follows]

This Schedule C-1 to the Investment Advisory Agreement is hereby executed as of the date first set above.

TOUCHSTONE FUNDS GROUP TRUST	TOUCHSTONE ADVISORS, INC.
By: /s/Terrie A. Wiedenheft	By: /s/Terrie A. Wiedenheft
Name: Terrie A. Wiedenheft	Name: Terrie A. Wiedenheft
Title: Treasurer and Controller	Title: Chief Financial Officer
By: /s/E. Blake Moore Jr.
Name: E. Blake Moore Jr.
Title: President and Chief Executive Officer